Exhibit 99.1

VG Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants Commencing November 23, 2020

New York – November 20, 2020 – VG Acquisition Corp. (the “Company”) announced today that, commencing November 23, 2020, holders of the units sold in the Company’s initial public offering of 48,000,000 units, completed on October 6, 2020 and the subsequent sale of an additional 2,855,000 units upon partial-exercise of the underwriter’over-allotment option, on October 16, 2020, may elect to separately trade the shares of Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “VGAC.U,” and the shares of Class A ordinary shares and warrants that are separated will trade on the NYSE under the symbols “VGAC” and “VGAC.WS,” respectively. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The offering was made only by means of a prospectus, copies of which may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com.

Credit Suisse acted as the sole book-running manager of the offering. A registration statement relating to the securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VG Acquisition Corp.

VG Acquisition Corp. was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses that operate in one of the Virgin Group’s core sectors: travel & leisure, financial services, health & wellness, technology & internet-enabled, music & entertainment, media & mobile and renewable energy/resource efficiency. The management team includes Sir Richard Branson, founder of the Company, a renowned global entrepreneur and founder of the Virgin Group; Josh Bayliss, the Company’s Chief Executive Officer and director, who is the Chief Executive Officer of the Virgin Group and is responsible for the Virgin Group’s strategic development, licensing of the brand globally and management of direct investments on behalf of the Virgin Group in various companies around the world; and Evan Lovell, the Company’s Chief Financial Officer and director, who is the Chief Investment Officer of the Virgin Group and is responsible for managing the Virgin Group’s investment team and portfolio in North America.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

For inquiries please contact FTI Consulting:

US, Canada, South America, Australia – Antonia Gray / Grace Altman

E: Antonia.Gray@fticonsulting.com / Grace.Altman@fticonsulting.com

UK, Middle East, Asia, Africa – Charles Palmer

E: Charles.Palmer@fticonsulting